Exhibit 10.34

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

OF

OWNERSHIP INTERESTS

in

PGREF V 1301 SIXTH HOLDING LP

a Delaware limited partnership

by and between

PGREF V 1301 SIXTH INVESTORS I LP,

a Delaware limited partnership,

as Seller

and

PARAMOUNT DEVELOPMENT AND INVESTMENT, INC.,

a Delaware corporation,

as Purchaser

and

PGREF V 1301 SIXTH INVESTORS GP LLC,

a Delaware limited partnership,

solely for the limited purposes set forth herein

Dated as of: JULY 23, 2014

List of Exhibits

Exhibit A	–	Form of Assignment and Assumption of Interest
Exhibit B	–	Form of Mutual Release
Exhibit C	–	Forms of Consent Letter

INDEX OF DEFINED TERMS

“Additional Purchase Price”	Section 2.1

“Agreement”	Preamble

“Alternative Deposit”	Section 8.1.3

“Alternative Election”	Section 8.1.3

“Assignment and Assumption”	Section 3.1

“Base Purchase Price”	Section 2.1

“Basket”	Section 9.9

“Business Day”	Section 22.8

“Cap”	Section 9.9

“Claim Notice”	Section 9.4

“Closing Date”	Section 1.1

“Closing”	Section 1.1

“Deposit”	Section 2.2

“Escrow Holder”	Section 1.3

“Executive Order”	Section 5.5

“Extension Deposit”	Section 1.3

“Extension Option”	Section 1.3

“First Mezzanine Lender”	Section 8.1.1

“Fourth Mezzanine Lender”	Section 8.1.1

“Fundamental Representations”	Section 9.9

“Initial Deposit”	Section 2.2

“Insurance Representation”	Section 9.2.2

“Interest”	Recitals

“Investors II”	Recitals

“Investors III”	Recitals

“Investors IV”	Recitals

“Investors V”	Recitals

“Lender”	Section 8.1.1

“Lender Condition”	Section 11.1.2

“Lender Consent”	Section 8.1.1

“Lender Consent Alternative”	Section 8.1.3

ii

INDEX OF DEFINED TERMS

(continued)

“Liquidated Damages”	Section 12.2

“Loans”	Section 8.1.1

“Losses”	Section 9.1

“Mortgage Lender”	Section 8.1.1

“Mutual Release”	Section 3.6

“Outside Date”	Section 1.2.1

“Paramount GP”	Preamble

“Paramount GP Documents”	Section 6.1

“Paramount Parties”	Recitals

“Paramount Partner”	Recitals

“Paramount Partners”	Recitals

“Paramount Party”	Recitals

“Partnership”	Recitals

“Partnership Agreement”	Recitals

“Partnership Documents”	Recitals

“Prohibited Person”	Section 5.5

“Property”	Recitals

“Property Insurance Requirements”	Section 6.7

“Property Manager”	Recitals

“Purchase Price”	Section 2.1

“Purchaser”	Preamble

“Purchaser’s Assignee”	Section 18.1

“Purchaser Documents”	Section 5.1

“Second Mezzanine Lender”	Section 8.1.1

“Seller”	Preamble

“Seller Consent Letters”	Section 8.2

“Seller Documents”	Section 7.1

“Senior Mezzanine Lender”	Section 8.1.1

“Substantial Damage”	Section 10.1.1

“Supplemental Agreement”	Recitals

“Survival Period”	Section 9.4

“Third Mezzanine Lender”	Section 8.1.1

“Transaction”	Section 2.1

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, made as of this 23rd day of July, 2014 (this “Agreement”), by and between PGREF V 1301 SIXTH INVESTORS I LP, a Delaware limited partnership (“Seller”), having an office at c/o AREoA LLC, 60 East 42nd Street, Suite 3710, New York City, NY 10165, and PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation (“Purchaser”), having an office at c/o Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019. PGREF V 1301 SIXTH INVESTORS GP LLC, a Delaware limited liability company (“Paramount GP”), joins this Agreement as a party solely for purposes of Sections 8.3 and 8.6 (as it relates to Section 11.1.4) and Articles 6, 9, 14, 16, 17, and 19 through 22.

W I T N E S S E T H:

WHEREAS, Seller, Paramount GP, PGREF V 1301 SIXTH INVESTORS II LP, a Delaware limited partnership (“Investors II”), PGREF V 1301 SIXTH INVESTORS III LP, a Delaware limited partnership (“Investors III”), PGREF V 1301 SIXTH INVESTORS IV LP, a Delaware limited partnership (“Investors IV”) and PGREF V 1301 SIXTH INVESTORS V LP, a Delaware limited partnership (“Investors V”) are parties to that certain Limited Partnership Agreement (the “Partnership Agreement”) of PGREF V 1301 SIXTH HOLDING LP, a Delaware limited partnership (the “Partnership”) dated as of August 8, 2008. Paramount GP, Investors II, Investors III, Investors IV and Investors V, are each a “Paramount Partner” and collectively the “Paramount Partners”;

WHEREAS, the Partnership Agreement is supplemented by that certain Supplemental Agreement Regarding Partnership dated as of August 8, 2008 by and between Paramount GP and Seller, as modified by that certain side letter dated as of the date hereof with respect to Capital Contributions to be made after the date hereof (as so modified, the “Supplemental Agreement” and together with the Partnership Agreement, the “Partnership Documents”);

WHEREAS, pursuant to the Partnership Agreement, Seller currently holds an interest as a limited partner in the Partnership (the “Interest”), which includes twenty-four and 50/100 percent (24.5%) of the Percentage Interests (as defined in the Partnership Agreement) in the Partnership;

WHEREAS, the Partnership indirectly through various subsidiaries owns the land and improvements located at and known as 1301 Avenue of the Americas, New York, New York (the “Property”);

WHEREAS, PARAMOUNT GROUP, INC., a Delaware corporation (“Property Manager” and together with the Paramount Partners, each a “Paramount Party” and collectively the “Paramount Parties”) serves as property manager with respect to the Property; and

WHEREAS, Purchaser desires to acquire the Interest, which comprises all of Seller’s interest in the Partnership, and Seller has agreed to sell to Purchaser the Interest for the consideration and upon the terms, covenants, and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, the mutual agreements, provisions, and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby expressly acknowledged by the parties hereto, Seller and Purchaser do hereby agree and covenant as follows:

1. Sale of Interest. Subject to the terms and conditions herein provided, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Interest, together with all economic, voting, and other rights and interests appurtenant to such partnership interest.

1.1. Closing. The closing (the “Closing”) of the Transaction (hereinafter defined) contemplated by this Agreement shall take place on or before the date that is the later of (x) August 21, 2014 and (y) five (5) Business Days after satisfaction of the Lender Condition, or on such earlier date as may be conveyed by Purchaser to Seller upon no less than five (5) Business Days prior written notice (the “Closing Date”), in each case, subject to satisfaction or waiver of the applicable conditions set forth in Article 11. The Closing shall occur through escrow.

1.2. Outside Date.

1.2.1 Seller’s Termination Right. In the event that the Closing shall not have occurred on or prior to October 31, 2014 (or such later date, if any, as may be established pursuant to Section 1.3 or as the parties otherwise may agree in writing, the “Outside Date”), then Seller may terminate this Agreement at any time thereafter upon written notice to Purchaser. Seller’s right to terminate the Agreement pursuant to this Section 1.2.1 shall be in addition to, and not in lieu of, any right to terminate this Agreement pursuant to Section 12.2. In the event of termination pursuant to this Section 1.2.1, (a) the Deposit shall be returned to Purchaser, unless the Deposit has become non-refundable as provided in Section 8.1.3, in which case the Deposit shall be delivered to and retained by Seller as provided therein; and (b) the parties hereto shall have no further rights or obligations hereunder, other than those rights and obligations expressly stated to survive a termination hereof.

1.2.2 Purchaser’s Termination Right. In the event that the Closing shall not have occurred on or prior to the then applicable Outside Date, then Purchaser may terminate this Agreement at any time thereafter upon written notice to Seller. Purchaser’s right to terminate the Agreement pursuant to this Section 1.2.2 shall be in addition to, and not in lieu of, any right to terminate this Agreement pursuant to Section 12.1. In the event of termination pursuant to this Section 1.2.1, (a) the Deposit shall be returned to Purchaser, unless the Deposit has become non-refundable as provided in Section 8.1.3, in which case the Deposit shall be delivered to and retained by Seller as provided therein; and (b) the parties hereto shall have no further rights or obligations hereunder, other than those rights and obligations expressly stated to survive a termination hereof.

1.3. Adjournment. Notwithstanding anything in this Article 1 to the contrary, Purchaser shall have the right, on one occasion only, exercised in its sole discretion upon written notice to Seller on or prior to the then Outside Date, to extend the Outside Date to November 28, 2014 (the “Extension Option”), provided that Purchaser, contemporaneously with the delivery of such exercise notice, delivers to the Escrow Holder by bank wire transfer of immediately available funds an additional deposit in the amount of Three Million and No/100 Dollars ($3,000,000) (the “Extension Deposit”). In the event Purchaser exercises the Extension Option, the closing may take place at any time on or prior to the Outside Date (as so extended), as may be conveyed by Purchaser to Seller upon no less than five (5) Business Days prior written notice; provided, however, that in the event the Closing does not occur on or prior to any such date designated in such a notice, there shall be no acceleration of the Outside Date.

2. Purchase Price, Prorations and Manner of Payment.

2.1. Purchaser shall acquire the Interest (the “Transaction”) for a base purchase price (the “Base Purchase Price”) of Eighty-Five Million and No/100 Dollars ($85,000,000.00) plus an additional purchase price (the “Additional Purchase Price” and together with the base Purchase Price, the “Purchase Price”) of One Million Nine Hundred Sixty Thousand and No/100 Dollars ($1,960,000.00).

2.2. Within two (2) Business Days of the date hereof, Purchaser shall deliver to an account designated by Commonwealth Land Title Insurance Company (“Escrow Holder”) by bank wire transfer of immediately available funds the amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Initial Deposit” and together with any Extension Deposit and any Alternative Deposit, and together with any interest earned thereon, the “Deposit”).

2.3. If Closing shall occur, Purchaser shall, on the Closing Date, deliver to Escrow Holder, by bank wire transfer of immediately available funds to an account designated by Escrow Holder no less than one (1) Business Day prior to Closing, the Purchase Price less the amount of the Deposit. At the Closing, Escrow Holder shall deliver to Seller the Purchase Price. Except as otherwise provided in this Agreement, Escrow Holder shall hold the Deposit and any other amounts deposited by Purchaser under this Article 2 for the benefit of Purchaser until delivered to Seller at the Closing and Purchaser shall be entitled to all interest earned on such amounts from the date of the deposit until the Closing.

2.4. There will be no prorations for any tenant security deposits, rents, taxes, broker fees, leasing costs, capital improvements, goods, services, or otherwise, as such costs and expenses will remain a liability of the Partnership, and the cash representing such deposits will remain in a bank account (segregated if required by law or the leases) of the Partnership on and after the Closing Date. All such costs rendered at or in connection with the Property shall be paid for by the Partnership in the ordinary course of business. There will be no prorations for Cash Flow (as defined under the Partnership Agreement).

2.5. The Deposit shall be deposited by Escrow Holder into the a Premium Commercial Money Market Account at JPMorgan Chase Bank, N.A. for credit to Escrow Holder, bearing interest at the rate determined by JPMorgan Chase Bank, N.A. and disbursed by Escrow Holder in accordance with the terms and provisions of this Agreement. All income taxes due in connection with any interest earned on the Deposit shall be the responsibility of Purchaser. Purchaser and Seller understand and acknowledge that the account in which the Deposit will be held cannot be established until the Escrow Holder receives an original executed Form W-9 from Purchaser (which original executed Form W-9 Purchaser agrees to deliver to the Escrow Holder at or prior to the time of delivery of the Initial Deposit).

2.6. Promptly after the receipt by Escrow Holder of (a) notice of any demand by either party claiming that it is entitled to the Deposit or (b) any other claim or the commencement of any action, suit or proceeding by either party, Escrow Holder shall send a copy of such notice to the other party and inform the other party of such claim; but the failure by Escrow Holder to give such notice shall impose no liability on the Escrow Holder. If Escrow Holder shall receive written notice from either party within five (5) Business Days after delivery of such notice to the other party instructing Escrow Holder not to deliver the Deposit to the requesting party or to otherwise hold the Deposit, or if for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Holder shall either (i) take no action and shall continue to hold the Deposit until it has received written instructions signed by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Holder shall take such action in accordance with such instructions or such order or (ii) in the event a litigation is commenced between Purchaser and Seller with respect to this Agreement, and with the approval of a court of competent jurisdiction in New York State, deposit the Deposit with such court or as directed by such court. All of Escrow Holder’s fees and expenses incurred by Escrow Holder with respect to any deposit into court or interpleader action in connection with this Agreement shall be borne jointly and severally by Purchaser and Seller; provided, however, that as between Purchaser and Seller, the prevailing party in any dispute over the Deposit shall be entitled to reimbursement by the losing party of any such Expenses paid to Escrow Holder. If no written notice is received by Escrow Holder within such five (5) Business Day period, Escrow Holder may deliver the Deposit to the party which made such demand.

2.7. The Escrow Holder, in accepting the Deposit as escrow agent, is acting only for the accommodation of the parties and in performing its duties, shall not be liable for (a) any loss, costs or damage which it may incur as a result of serving as escrow agent hereunder, except for any loss, costs or damage arising out of its willful misconduct or gross negligence, (b) any action taken or omitted to be taken in reliance upon any document, including any written instructions provided for in this Agreement, which the Escrow Holder shall in good faith believe to be genuine and (c) any loss or impairment of the Deposit deposited with a federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. Purchaser and Seller hereby agree to jointly and severally indemnify and hold the Escrow Holder harmless against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, which may be incurred by the Escrow Holder in connection with its serving as escrow agent hereunder, except for any loss, costs or damage arising out of Escrow Holder’s willful misconduct or gross negligence. Purchaser and Seller hereby acknowledge that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a cumulative maximum amount for each individual depositor for all of depositor’s accounts at the same or related institutions

3. Deliveries on Behalf of Seller. At the Closing, Seller will duly execute, acknowledge (where appropriate), and/or deliver the following:

3.1. Assignment and Assumption of the Interest owned by Seller, in the form attached hereto as Exhibit A (the “Assignment and Assumption”), whereby Seller shall transfer and assign the Interest to Purchaser and Purchaser shall accept such assignment and assume related liabilities;

3.2. A certificate of Seller dated as of the Closing Date certifying that the conditions set forth in Sections 11.2.3 and 11.2.4 have been satisfied;

3.3. If a search of the title to the Interest discloses judgments, penalties, or other returns against other persons having names the same as or similar to that of Seller, Seller will, on request, deliver to Purchaser (or cause to be delivered to Purchaser) an affidavit from Seller showing that such judgments, penalties, or other returns are not against such Seller; or in the event that such judgments, penalties, or other returns are against Seller, Seller shall be obligated to cause all such judgments, penalties, or other returns to be released, satisfied, and otherwise discharged of record and shall provide evidence of same to Purchaser;

3.4. An affidavit duly executed by Seller (or, if applicable, its owner for U.S. federal income tax purposes) stating that it is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

3.5. Executed closing statement, approved by Purchaser, for the Transaction consistent with this Agreement;

3.6. An unconditional mutual release of partnership obligations in the form of Exhibit B attached hereto and made a part hereof (the “Mutual Release”) executed by Seller;

3.7. If reasonably requested by Purchaser, transfer tax forms, or signature pages to transfer tax forms, executed by Seller;

3.8. Any and all documents and/or affidavits reasonably requested by Purchaser that are reasonably necessary to consummate the Transaction to be executed and delivered by Seller, as long as no additional material liability shall be incurred in connection with such documents and/or affidavits, and such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Seller; and

3.9. The following documents with respect to Seller:

3.9.1 A good standing certificate for Seller from the State of Delaware dated no earlier than thirty (30) days prior to Closing;

3.9.2 An incumbency certificate for one or more officer(s) of Seller or Seller’s general partner evidencing that the persons signing the Seller Documents on behalf of Seller is authorized to do so; and

3.9.3 A written resolution by the appropriate beneficial owners of the interests of Seller approving the Transaction.

4. Deliveries on Behalf of Purchaser. At the Closing, Purchaser or Purchaser’s Assignee (as defined herein), as applicable, will duly execute, or cause to be executed, acknowledge (when appropriate) and/or deliver, or cause to be delivered, the following:

4.1. The Assignment and Assumption, duly executed by Purchaser or Purchaser’s Assignee;

4.2. A certificate of Purchaser dated as of the Closing Date certifying that the conditions set forth in Sections 11.1.2, 11.1.4 (with respect to Purchaser) and 11.1.5 (with respect to Purchaser) have been satisfied;

4.3. If applicable, a certificate of Purchaser’s Assignee dated as of the Closing Date certifying that the conditions set forth in Sections 11.1.4 (with respect to Purchaser’s Assignee) and 11.1.5 (with respect to Purchaser’s Assignee) have been satisfied;

4.4. A certificate of Paramount GP dated as of the Closing Date certifying that the conditions set forth in Sections 11.1.4 (with respect to Paramount GP) and 11.1.5 (with respect to Paramount GP) have been satisfied;

4.5. Executed closing statement, approved by Seller, for the Transaction consistent with this Agreement;

4.6. The Mutual Release executed by the Paramount Parties;

4.7. Any and all documents and/or affidavits reasonably requested by Seller that are reasonably necessary to consummate the Transaction to be executed and delivered by Purchaser, Purchaser’s Assignee or Paramount GP, as applicable, as long as no additional material liability shall be incurred in connection with such documents and/or affidavits, and such other and further documents and instruments as are expressly provided for or contemplated herein to be delivered by Purchaser, Purchaser’s Assignee or Paramount GP to Seller; and

4.8. The following documents with respect to each of Purchaser, Purchaser’s Assignee (if applicable) and Paramount GP:

4.8.1 A good standing certificate for such party from such party’s jurisdiction of organization dated no earlier than thirty (30) days prior to Closing;

4.8.2 An incumbency certificate for such party evidencing that the persons signing the Purchaser Documents or Paramount GP Documents, as applicable, on behalf of such party are authorized to do so; and

4.8.3 Evidence from a controlling party of such party stating that such controlling party has approved the Transaction.

5. Representations and Warranties of Purchaser. In order to induce Seller to enter into the transactions provided for in this Agreement, Purchaser hereby represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date (unless otherwise noted), the following representations and warranties shall be true and correct in all material respects, which representations and warranties shall survive the Closing hereunder pursuant to the terms of Article 9 hereof:

5.1. Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware. Purchaser has the full power and authority to (a) enter into the Transaction contemplated by this Agreement, (b) acquire the Interest, and (c) execute, deliver, and perform this Agreement, the Assignment and Assumption, and the other documents, certificates, releases, agreements and instruments contemplated hereby to be executed and delivered by Purchaser at Closing (collectively, the “Purchaser Documents”). The execution, delivery, and performance by Purchaser of this Agreement and the other Purchaser Documents has been duly authorized by all necessary organizational action of Purchaser, and this Agreement is, and at the Closing, the other Purchaser Documents will, when executed and delivered by Purchaser, constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

5.2. There are no suits, actions, or proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of Purchaser to perform its obligations under the Purchaser Documents.

5.3. Except as provided for in this Agreement, no consent, approval, or other action of, or filing or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance, or performance by Purchaser of this Agreement or the Transaction provided for herein.

5.4. Subject to receipt of the Lender Consent, the execution and delivery of this Agreement and the other Purchaser Documents executed and delivered by Purchaser, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of, or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser, or any subsidiary of Purchaser, pursuant to, any of the terms and provisions of any loan agreement, agreement, indenture, mortgage, lien, lease, consent, license, franchise, financing, or other instrument or agreement to which Purchaser, or any subsidiary of Purchaser, is bound or under which Purchaser’s properties, or the properties of any Purchaser subsidiary, are affected or (b) violate any law, rule, regulation, judgment, order, decree, writ, or injunction applicable to Purchaser or any subsidiary of Purchaser.

5.5. Purchaser represents that Purchaser is not a Prohibited Person, as such term is hereinafter defined. “Prohibited Person” means any of the following. (a) a person or entity that is listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a “specially designated national” or “blocked person” or persons or entities with whom a citizen of the United States is restricted from doing business with by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States including those listed on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (d) a person or entity that is affiliated with any person or entity identified in clause (a), (b), and/or (c) above.

5.6. There has not been filed by or against Purchaser, or any corporation, partnership, limited liability company, or other entity with respect to which Purchaser is a principal shareholder, controlling person, general partner, or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

6. Representations and Warranties of Paramount GP. In order to induce Seller to enter into the transactions provided for in this Agreement, Paramount GP hereby represents and warrants to Seller that, as of the date of this Agreement and as of the Closing Date (unless otherwise noted), the following representations and warranties shall be true and correct in all material respects, which representations and warranties shall survive the Closing hereunder pursuant to the terms of Article 9 hereof:

6.1. Paramount GP is a limited liability company duly organized and validly existing under the laws of the State of Delaware. Paramount GP has the full power and authority to execute, deliver, and perform this Agreement, and the other documents, certificates, releases, agreements and instruments contemplated hereby to be executed and delivered by Paramount GP at Closing (collectively, the “Paramount GP Documents”). The execution, delivery, and performance by Paramount GP of this Agreement and the other Paramount GP Documents has been duly authorized by all necessary organizational action of Paramount GP, and this Agreement is, and at the Closing, the other Paramount GP Documents will, when executed and delivered by Paramount GP, constitute the legal, valid, and binding obligations of Paramount GP, enforceable against Paramount GP in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

6.2. There are no suits, actions, or proceedings pending or, to the knowledge of Paramount GP, threatened against or affecting Paramount GP before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of Paramount GP to perform its obligations under the Paramount GP Documents.

6.3. Except as provided for in this Agreement, no consent, approval, or other action of, or filing or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance, or performance by Paramount GP of this Agreement or the Transaction provided for herein.

6.4. Subject to receipt of the Lender Consent, the execution and delivery of this Agreement and the other Paramount GP Documents executed and delivered by Paramount GP, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of, or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Paramount GP, or any subsidiary of Paramount GP, pursuant to, any of the terms and provisions of any loan agreement, agreement, indenture, mortgage, lien, lease, consent, license, franchise, financing, or other instrument or agreement to which Paramount GP, or any subsidiary of Paramount GP, is bound or under which Paramount GP’s properties, or the properties of any Paramount GP subsidiary, are affected or (b) violate any law, rule, regulation, judgment, order, decree, writ, or injunction applicable to Paramount GP or any subsidiary of Paramount GP.

6.5. Subject to receipt of the Lender Consent, the execution and delivery of this Agreement and the other documents, certificates, releases, agreements and instruments contemplated hereby to be executed and delivered by the parties at Closing, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of, or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Partnership, or any subsidiary of the Partnership, pursuant to, any of the terms and provisions of the Partnership Documents, or any loan agreement, agreement, indenture, mortgage, lien, lease, consent, license, franchise, financing, or other instrument or agreement to which the Partnership, or any subsidiary of the Partnership, is bound or under which the Partnership’s properties, or the properties of any Partnership subsidiary, are affected or (b) violate any law, rule, regulation, judgment, order, decree, writ, or injunction applicable to the Partnership or any subsidiary of the Partnership.

6.6. There has not been filed by or against Paramount GP, or any corporation, partnership, limited liability company, or other entity with respect to which Paramount GP is a principal shareholder, controlling person, general partner, or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

6.7. The Partnership and its subsidiaries currently comply, and since January 1, 2011 have complied, with any and all requirements under the Partnership Documents and under the loan documents evidencing the Loans to obtain and maintain insurance on or relating to the Property (such requirements, the “Property Insurance Requirements”).

7. Representations and Warranties of Seller. In order to induce Purchaser to enter into the transactions provided for in this Agreement, Seller hereby represents and warrants to Purchaser that, as of the date of this Agreement and as of the Closing Date (unless otherwise noted), the following representations and warranties shall be true and correct in all material respects, which representations and warranties shall survive the Closing hereunder pursuant to the terms of Article 9 hereof:

7.1. Seller is a duly organized and validly existing limited partnership under the laws of the State of Delaware. Seller has the full power and authority to (a) enter into the Transaction contemplated by this Agreement, (b) sell the Interest, and (c) to execute, deliver, and perform this Agreement, the Assignment and Assumption, and the other documents, certificates, releases, agreements and instruments contemplated hereby to be executed and delivered by Seller at Closing (collectively, the “Seller Documents”). The execution, delivery, and performance by Seller of this Agreement and the other Seller Documents has been duly authorized by all necessary action of Seller, and this Agreement is, and at the Closing, the other Seller Documents will, when executed and delivered by Seller, constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms and provisions, subject to applicable bankruptcy and other like laws affecting the rights of contractual parties and creditors generally, and the exercise of judicial or administrative discretion in accordance with general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

7.2. There are no suits, actions, or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller before or by any court or administrative agency or officer, to prohibit or enjoin the consummation of the Transaction provided for herein or which could materially and adversely affect the ability of Seller to perform its obligations under the Seller Documents.

7.3. Except as provided for in this Agreement, no consent, approval, or other action of or filing or registration with, any governmental agency or commission is required in connection with the execution, delivery, observance, or performance by Seller of this Agreement or the Transaction provided for herein.

7.4. Subject to receipt of the Lender Consent, the execution and delivery of this Agreement and the other Seller Documents executed and delivered by Seller, the Transaction provided for herein and therein, respectively, and compliance with or fulfillment of the terms hereof and thereof, will not (a) result in a breach of, or constitute a default under or conflict with, or result in the creation of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Seller, or any subsidiary of Seller, pursuant to, any of the terms and provisions of any loan agreement, agreement, indenture, mortgage, lien, lease, consent, license, franchise, financing, or other instrument or agreement to which Seller, or any subsidiary of Seller, is bound or under which Seller’s properties, or the properties of any Seller subsidiary, are affected or (b) violate any law, rule, regulation, judgment, order, decree, writ, or injunction applicable to Seller or any subsidiary of Seller, in each case, excluding the Partnership, any subsidiary of the Partnership, and the Partnership Documents.

7.5. Seller represents that Seller is not a Prohibited Person.

7.6. There has not been filed by or against Seller, or any corporation, partnership, limited liability company, or other entity with respect to which Seller is a principal shareholder, controlling person, general partner, or managing member, as the case may be, a petition in bankruptcy or insolvency proceedings or for reorganization, or for the appointment of a receiver or trustee, nor has any such entity made an assignment for the benefit of creditors or filed a petition for an arrangement or entered into an arrangement with creditors or admitted in writing the inability to pay its debts as they become due.

7.7. Seller has good and marketable title to the Interest, free and clear of all debt, liens, legal and/or equitable claims, and other encumbrances and Seller has not consented to or been requested to consent to any encumbering of, or placement of, any lien or other encumbrance on, the Interest.

7.8. Except for this Agreement and the Partnership Documents, there are no commitments, agreements, or obligations, including, without limitation, rights of first refusal or rights of first offer, by Seller to issue, sell, or transfer all or any portion of the Interest.

7.9. Seller has not assigned, transferred, pledged, or otherwise disposed of, or agreed to assign, transfer, pledge, or otherwise dispose of, the Interest.

7.10. No person or entity has any voting or management rights with respect to the Interest except for Seller.

7.11. No documents govern the rights and obligations of Seller with respect to the Interest and/or the Partnership other than this Agreement, the organizational documents of Seller, and the Partnership Documents; provided, that with respect to the organizational documents of Seller, nothing contained in such organizational documents prohibits Seller from executing and delivering this Agreement or any of the Seller Documents, consummating the Transaction, or makes any other representation made herein untrue.

7.12. Seller has not made any loan to any other partner in the Partnership or to the Partnership that remains due and payable, nor is Seller indebted to any other partner in the Partnership in respect of the Interests, which such indebtedness remains due and payable.

8. Covenants.

8.1. Lender Consent

8.1.1 Purchaser shall seek consent to the Transaction from any Lender from whom consent is required pursuant to the terms of the loan documents evidencing the Loans (including, without limitation, receipt of a “no-downgrade” letter from applicable rating agencies, to the extent required) (the “Lender Consent”). For purposes of this Section 8.1, the “Loans” mean, collectively, (i) that certain $440,000,000 mortgage loan made by and Lehman Brothers Holdings Inc. (“Mortgage Lender”) to 1301 Properties Owner, L.L.C., (ii) that certain $63,820,000 mezzanine loan made by German American Capital Corporation (“Senior Mezzanine Lender”) to 1301 Mezzanine Borrower LP, (iii) that certain $209,333,333.33 mezzanine loan made by German American Capital Corporation (“First Mezzanine Lender”) to 1301 Sixth Avenue Mezzanine I LP , (iv) that certain $179,333,333.33 mezzanine loan made by German American Capital Corporation (“Second Mezzanine Lender”) to 1301 Sixth Avenue Mezzanine II LP, (v) that certain $179,333,333.34 mezzanine loan made by German American Capital Corporation (“Third Mezzanine Lender”) to 1301 Sixth Avenue Mezzanine III LP and,

(vi) that certain $60,000,000.00 mezzanine loan made by German American Capital Corporation (“Fourth Mezzanine Lender”) to 1301 Sixth Avenue Mezzanine IV LP. “Lender” shall mean, individually and collectively, the Mortgage Lender, Senior Mezzanine Lender, First Mezzanine Lender, Second Mezzanine Lender, Third Mezzanine Lender, and Fourth Mezzanine Lender, and their respective successors and assigns.

8.1.2 Purchaser shall request the Lender Consent from the applicable Lender(s) in writing, with a copy to Seller, no later than five (5) Business Days after the date hereof, and shall pursue the Lender Consent with diligence and in good faith. Purchaser shall promptly take all actions reasonably necessary to satisfy the requirements set forth in the applicable loan documents or reasonably requested by the applicable Lender in order to obtain the Lender Consent. Purchaser shall promptly provide Seller with a copy of any material correspondence with such Lenders with respect to the Lender Consent upon receipt or distribution thereof, and keep Seller reasonably apprised of the status of receipt of such Lender Consent. Purchaser shall promptly provide Seller with a copy of any other correspondence or documents relating to the Lender Consent as Seller may request from time to time, provided that such requests shall be reasonable in their scope and frequency and Purchaser reasonably determines that such requested information is not confidential or subject to attorney-client privilege.

8.1.3 Notwithstanding anything herein to the contrary, Purchaser shall have the right to elect not to obtain the Lender Consent and to pursue an alternative means to consummate the Transaction that would not require the consent of any Lender or any additional third party (including, without limitation, pursuant to a refinancing of the Loans) (the “Lender Consent Alternative”), provided that Purchaser (a) delivers written notice (the “Alternative Election”) to Seller of Purchaser’s election to pursue the Lender Consent Alternative (which notice shall describe in reasonable detail such Lender Consent Alternative), and (b) contemporaneously with the delivery of the Alternative Election, delivers to the Escrow Holder by bank wire transfer of immediately available funds an additional deposit (the “Alternative Deposit”) in an amount such that the total amount delivered by Purchaser to the Escrow Holder under this Agreement is equal to Eight Million Six Hundred Ninety-Six Thousand and No/100 Dollars ($8,696,000.00). It is specifically understood and agreed that, notwithstanding anything herein to the contrary, from and after delivery to the Escrow Holder of the Alternative Deposit, and whether or not the Lender Consent actually is obtained or the Lender Consent Alternative actually is consummated, the entire Deposit shall be non-refundable to Purchaser, and the Deposit shall be delivered to and retained by Seller at Closing or upon any termination of this Agreement without a Closing, unless this Agreement is terminated by Purchaser without a Closing pursuant to either Article 10 or Section 12.1, in which case the Deposit shall be returned to Purchaser.

8.2. Upon receipt of the Initial Deposit by Escrow Holder, as confirmed to the parties by Escrow Holder in writing or via electronic mail, Seller (i) shall execute and deliver to Paramount GP a letter in the applicable form attached hereto as Exhibit C and (ii) shall cause Allianz U.S. Private REIT, LP to execute and deliver to Paramount GREF V, L.L.C. a letter in the applicable form attached hereto as Exhibit C, consenting to the matters requested therein and without modification thereto (such letters, collectively, the “Seller Consent Letters”). For avoidance of doubt, the parties acknowledge and agree that (a) any consent or agreement set forth in the Seller Consent Letters shall be conditioned upon, and shall not be effective prior to, the consummation of the Transaction hereunder, and (b) in the event that this Agreement is terminated without a Closing, the Seller Consent Letters shall be null and void, provided, however, that, in the event that Seller should default under this Agreement such that Purchaser has the right to terminate this Agreement pursuant to Section 12.1 and Purchaser elects to terminate this Agreement pursuant to such Section 12.1, then the Seller Consent Letters shall be effective upon such termination.

8.3. All provisions of the Partnership Documents allocating profits, losses, gains, deductions, and credits for tax purposes to Seller (and any and all related rights of Seller therein) shall remain in effect following the Closing for any period or periods ending on or prior to the Closing Date, notwithstanding delivery by Seller of the Mutual Release. The Partnership shall use the “closing of the books” method for the year of the transfer for purposes of Section 706 of the Code. The Partnership shall prepare a balance sheet and income statement as of the Closing Date, similar to the information provided at year end, which will allow for allocation of income to the appropriate partners in the Partnership.

8.4. Until the earlier of Closing or termination of this Agreement, Seller shall not enter into any commitments, agreements, or obligations to issue, sell, or transfer all or any portion of the Interest, and Seller shall not assign, transfer, pledge, or otherwise dispose of, or agree to assign, transfer, pledge, or otherwise dispose of, the Interest, in each case except for the Transaction contemplated hereby. Seller shall not grant any other person or entity any voting or management rights with respect to the Interest.

8.5. Seller and Purchaser expressly agree that the Transaction shall not be deemed to be an exercise of the right of first offer pursuant to Section 3.3 of the Supplemental Agreement, the Partner Sale Election (as defined in the Supplemental Agreement) or any other rights pursuant to the Partnership Agreement or Supplemental Agreement.

8.6. Upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to cause the conditions precedent set forth in Article 11 to be satisfied; provided, however, that Purchaser shall bear sole responsibility with respect to (and have the sole right to pursue) satisfaction of the Lender Condition.

9. Survival Period; Indemnity.

9.1. From and after the Closing, subject to Section 9.3 hereof, Seller hereby agrees to indemnify and hold Purchaser or Purchaser’s Assignee, as applicable, harmless from and against any claims, demands, damages, liabilities, losses, costs, and/or expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively, “Losses”), incurred or suffered by Purchaser or Purchaser’s Assignee or to which Purchaser or Purchaser’s Assignee is subjected that arise out of or are due to (i) the breach or inaccuracy of any of Seller’s representations and warranties set forth in Article 7 or elsewhere in this Agreement which survives the Closing, and (ii) the breach or inaccuracy of any of Seller’s representations or warranties set forth in the Seller Documents which survives the Closing, (iii) the failure of Seller to comply with any covenant or obligation binding on Seller and set forth in Article 8 or elsewhere in this Agreement which survives the Closing, and (iv) the failure of Seller to comply with any covenant or obligation in any of the Seller Documents which survives the Closing.

9.2. From and after the Closing, subject to Section 9.3 hereof:

9.2.1 Purchaser and Purchaser’s Assignee, if any, jointly and severally, hereby agree to indemnify and hold Seller harmless from and against any Losses incurred or suffered by Seller or to which Seller is subjected that arise out of or are due to (i) the breach or inaccuracy of Purchaser’s or Purchaser’s Assignee’s representations and warranties set forth in Article 5 or elsewhere in this Agreement which survives the Closing, and (ii) the breach or inaccuracy of any of Purchaser’s or Purchaser’s Assignee’s representations or warranties set forth in the Purchaser Documents which survives the Closing, (iii) the failure of Purchaser or Purchaser’s Assignee to comply with any covenant or obligation binding on Purchaser or Purchaser’s Assignee and set forth in Article 8 or elsewhere in this Agreement which survives the Closing, and (iv) the failure of Purchaser or Purchaser’s Assignee to comply with any covenant or obligation in any of the Purchaser Documents which survives the Closing.

9.2.2 Paramount GP hereby agrees to indemnify and hold Seller harmless from and against any Losses incurred or suffered by Seller or to which Seller is subjected that arise out of or are due to the breach or inaccuracy of Paramount GP’s representations and warranties set forth in Article 6 or elsewhere in this Agreement which survives the Closing; provided, however, such indemnification shall not apply with respect to a breach or inaccuracy in the representation set forth in Section 6.7 (the “Insurance Representation”), the sole remedy for which is set forth in Section 10.1.

9.2.3 Notwithstanding anything herein to the contrary, Losses that are subject to any indemnity by Purchaser, Purchaser’s Assignee or Paramount GP under this Section 9.2 shall not include any Losses arising out of a breach by, or indemnified by, any Paramount Party under the Joinder attached to this Agreement and made a part hereof, it being understood and agreed that, notwithstanding anything in this Agreement to the contrary, the indemnities and other provisions set forth in such Joinder shall not be subject to any of the temporal, monetary, remedy exclusivity or other limitations or any of the other provisions of this Article 9.

9.3. The indemnifications provided for hereunder shall, except as otherwise set forth in this Section 9.3, survive Closing for the Survival Period (hereinafter defined). No action or inaction on the part of any indemnitee or any affiliate or agent thereof, including, without limitation, any failure of such indemnitee to timely forward notice of an actual or potential claim that could be the subject of the indemnification set forth herein (but other than settling any such claim without the prior consent of the indemnitor), shall operate to waive or limit any indemnitor’s liability hereunder, or release such indemnitor from any liability hereunder unless and to the extent such action or inaction shall have prejudiced such indemnitor’s rights with respect to such claim or the ability of the indemnitor to defend or indemnify against such claim.

9.4. Subject to the last sentence of this Section 9.4, all of the representations and warranties of the parties in this Agreement shall survive the Closing hereunder and shall continue in full force and effect for a period of twelve (12) months after the Closing (the

“Survival Period”). No party shall be liable for any claim under this Agreement unless (i) written notice of such claim (specifying in reasonable detail the nature of the claim and the factual basis for any such claim) (the “Claim Notice”) is delivered by the indemnified party to the indemnifying party prior to the end of the Survival Period, notwithstanding the fact that the amount of Losses suffered in connection with the claim may not have been determined at the time such notice is given and (ii) the indemnified party commences proceedings pursuant to this Agreement within ninety (90) days after delivery of such Claim Notice by such party. So long as the requirements set forth in the preceding sentence are satisfied, the claims identified in the Claims Notice shall survive the expiration of the Survival Period.

9.5. The right to indemnification set forth in this Article 9 shall be the sole right and remedy of the parties from and after the Closing. The provisions of this Article 9 shall survive the Closing until the later of the expiration of the Survival Period and the final determination of any claim made pursuant to this Article 9 prior to the expiration of the Survival Period.

9.6. Notwithstanding anything to the contrary contained in this Agreement, Seller shall not have any right to indemnification or to make any claim hereunder with respect to the breach of any representation by Purchaser, Purchaser’s Assignee or Paramount GP hereunder if, on or prior to Closing, Seller had knowledge that such representation was untrue. Notwithstanding anything to the contrary contained in this Agreement, neither Purchaser nor Purchaser’s Assignee shall have any right to indemnification or to make any claim hereunder with respect to the breach of any representation by Seller hereunder if, on or prior to Closing, Purchaser had knowledge that such representation was untrue. As used herein, the “knowledge” of Seller shall mean the actual, present, and personal knowledge Ben Goodsir, without any independent investigation or any duty or responsibility to make any inquiry, review, or investigation. As used herein, the “knowledge” of Purchaser shall mean the actual, present, and personal knowledge of Daniel A. Lauer and Vito Messina, without any independent investigation or any duty or responsibility to make any inquiry, review, or investigation. Actual knowledge shall not be deemed to exist merely by assertion of a claim that any of the foregoing persons should have known of such facts or circumstances, if such person did not have actual knowledge thereof. The individuals named in this Section 9.6 shall have no personal liability pursuant to this Agreement.

9.7. If any claim, action, or proceeding is made or brought against any party, which claim, action, or proceeding any other party shall be obligated to indemnify such indemnitee against pursuant to the terms of this Agreement, then, upon demand by the indemnitee, the indemnitor, at its sole cost and expense, shall resist or defend such claim, action, or proceeding in the indemnitee’s name, if necessary, by such attorneys as the indemnitee shall approve, which approval shall not be unreasonably withheld, conditioned, or delayed. Indemnitor shall not settle any such claim, action, or proceeding without the consent of indemnitee (which approval shall not be unreasonably withheld, conditioned, or delayed), unless such settlement includes a complete release of indemnitee from all liability in connection therewith.

9.8. Purchaser acknowledges that, in making its determination to proceed with the transactions contemplated by this Agreement, it has conducted or will conduct to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties, and projected operations of the Property and the Partnership. Purchaser has relied and will rely on the results of its own independent investigation and verification, as well as the covenants of Seller and representations and warranties made by Seller expressly set forth in this Agreement or other documents delivered at Closing including, without limitation, the Seller Documents. Such covenants, representations, and warranties by Seller constitute the sole and exclusive covenants, representations, and warranties of Seller to Purchaser in connection with the transactions contemplated hereby, and Purchaser understands, acknowledges, and agrees that Purchaser is acquiring the Interest, and accepting the Partnership and Property, on an “AS IS”, “WHERE IS” and “WITH ALL DEFECTS” basis in all respects, and all other covenants, representations, and warranties of any kind or nature, expressed or implied, statutory or otherwise, are specifically disclaimed by Seller to the maximum extent permitted by law. Except as specifically set forth in this Agreement, neither Seller nor any of its respective directors, officers, stockholders, members, employees, advisors, or representatives makes or provides, and Purchaser hereby waives, any warranty or representation, express or implied, including as for a particular purpose or as to the quality, merchantability, or conformity to samples, of the Property, the Partnership or the Interest, or any part thereto.

9.9. No party shall have any obligation to indemnify any indemnitees hereunder until the applicable indemnitees have, in the aggregate, suffered indemnifiable Losses in excess of an aggregate threshold amount equal to Two Hundred Fifty Thousand and No/100 Dollars ($250,000) (the “Basket”), at which time such party shall be obligated to indemnify the applicable indemnitees from and against the amount of such Losses in excess of the Basket. The maximum amount payable by any party to all indemnitees in the aggregate shall not exceed Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000) (the “Cap”). Notwithstanding the foregoing, indemnifiable Losses arising out of or due to the breach or inaccuracy of any Fundamental Representations (as hereinafter defined) shall not be subject to the Basket or Cap. For purposes hereof, “Fundamental Representations” shall mean the representations and warranties set forth in Sections 5.1, 6.1, 7.1 and 7.7 through 7.10.

10. Casualty; Condemnation.

10.1. If the Property is damaged by fire or other casualty or if any entity possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of the Property, and such notice is given between the date hereof and the Closing Date, the following shall apply:

10.1.1 If the Property is damaged by an uninsured or substantially underinsured casualty resulting in Substantial Damage and provided the Partnership and its subsidiaries are in compliance with all applicable Property Insurance Requirements, or if the taking or acquisition shall result in a permanent substantial reduction in the income-producing capacity of the Property, then Purchaser shall have the option to either (a) consummate the Transaction in which event any insurance or condemnation proceeds, settlements, and awards or the relevant part thereof shall be retained by the Partnership, and Seller shall not be entitled to any portion thereof, or (b) terminate this Agreement and receive the return of the Deposit. As used herein “Substantial Damage” shall be deemed to mean damage which is estimated to cost Seventeen Million and No/100 Dollars ($17,000,000.00) or more to repair.

10.1.2 In all other cases, Purchaser shall be required to complete the Transaction and the insurance or condemnation proceeds, settlements, or awards or the relevant part thereof shall be retained by the Partnership, and Seller shall not be entitled to any portion thereof.

10.1.3 In the event of a termination of this Agreement pursuant to this Article 10, then Purchaser shall receive from Escrow Holder a return of the Deposit and the parties hereto shall have no further rights or obligations hereunder, other than those rights and obligations expressly stated to survive a termination hereof.

11. Conditions to Closing.

11.1. Seller’s obligation to sell the Interest and otherwise consummate Closing hereunder is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, as applicable), any or all of which may be waived by Seller:

11.1.1 The delivery to Seller of the Purchase Price;

11.1.2 Purchaser shall have obtained the Lender Consent or shall have consummated the Lender Consent Alternative (the “Lender Condition”), and Purchaser shall have provided Seller with true and correct copies of documentation evidencing the same, which documentation shall be reasonably satisfactory to Seller, it being acknowledged and agreed that a copy of any request for Lender Consent countersigned by a person duly authorized on behalf of Lender to do so, or, in the event of the Lender Consent Alternative, a payoff letter in Lender’s customary form (together with payment at Closing) shall, without limitation, be deemed reasonably satisfactory to Seller without need for a further writing;

11.1.3 This Agreement shall be in full force and effect and there shall not then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof;

11.1.4 Purchaser, Purchaser’s Assignee (if any), and Paramount GP shall not be in default in any material respect under any their respective covenants or agreements contained in this Agreement, which has not been cured or waived;

11.1.5 All of Purchaser’s representations in Article 5, Purchaser’s Assignee’s representations in Article 5, if applicable, and Paramount GP’s representations in Article 6 and, in each case, elsewhere in this Agreement, and in the case of Purchaser’s Assignee (if any), as modified by Article 18, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, provided, however, that in the event the Insurance Representation is incorrect, the same shall be deemed waived by Seller to the extent Purchaser, Purchaser’s Assignee (if any) and Paramount GP have otherwise satisfied the conditions set forth in this Section 11.1.5;

11.1.6 All deliveries required under Article 4 shall have been made; and

11.1.7 All other conditions set forth in this Agreement to Seller’s obligation to close the Transaction, if any, shall have been satisfied.

11.2. Purchaser’s obligation to purchase the Interest and otherwise consummate Closing hereunder is subject to the satisfaction of the following conditions precedent (or simultaneous conditions, if applicable), any or all of which may be waived by Purchaser:

11.2.1 The Lender Condition;

11.2.2 This Agreement shall be in full force and effect and there shall not then exist any event which would allow Purchaser to terminate this Agreement pursuant to the express terms hereof;

11.2.3 Seller shall not be in default in any material respect under any covenant or agreement of Seller contained in this Agreement, which has not been cured or waived;

11.2.4 All of Seller’s representations in Article 7 and elsewhere in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date;

11.2.5 All deliveries required under Article 3 shall have been made; and

11.2.6 All other conditions set forth in this Agreement to Purchaser’s obligation to close the Transaction, if any, shall have been satisfied.

12. Defaults and Remedies.

12.1. From and after the date hereof, in the event Seller should default under this Agreement or if any of the representations of Seller under this Agreement shall be untrue, in either case, in any material respect, and such material default or breach is not cured or remedied prior to the scheduled Closing Date, then Purchaser, if Purchaser is then ready, willing, and able to consummate Closing, as Purchaser’s sole and exclusive remedies may (i) terminate this Agreement and receive from Escrow Holder a return of the Deposit, in which event this Agreement shall be absolutely, automatically, and completely null, void, and of no further force or effect, and no parties shall have any further rights or obligations hereunder, except as otherwise set forth in this Section 12.1 and for those items that, by the terms of this Agreement, expressly survive such termination hereof or (ii) treat this Agreement as being in full force and effect and pursue the remedy of specific performance of the Transaction pursuant to the terms hereof against Seller. In the event Purchaser pursues the remedy of specific performance, Purchaser shall commence an action for specific performance of Seller’s obligations under this Agreement within ninety (90) days after Purchaser’s tender of notice. Notwithstanding the foregoing, Purchaser shall have the right to waive any default of Seller, in whole or in part, in its sole and absolute discretion, and proceed to cause the Purchase Price to be paid at the Closing without any further credit or adjustment to the Purchase Price or further liability of Seller with respect to such default by Seller other than as expressly provided for in this Agreement. Supplementing the foregoing, and notwithstanding anything to the contrary in the Partnership Documents, Purchaser agrees that no breaches of any of the terms of the Partnership Documents by Seller or acts or failures to act by Seller pursuant to the terms of the Partnership Documents shall be deemed a default by Seller under, or otherwise affect the rights of Seller or Purchaser under this Agreement, and no breaches of any of the terms of this Agreement, or acts or failures to act by Seller pursuant to the terms of this Agreement, shall be deemed a default by Seller, or otherwise affect the rights of Seller, under the Partnership Documents. In the event of any material breach of this Agreement by Seller prior to Closing which is not cured within the applicable time period set forth herein, Purchaser and the Paramount Parties shall have no remedies under the Partnership Documents, and Purchaser’s sole remedies shall be as set forth in this Section 12.1. If Purchaser shall exercise either of the remedies set forth in (i) and (ii) of this Section 12.1, Seller shall be obligated, which obligation shall survive the termination of this Agreement, to reimburse Purchaser, within ten (10) days after demand, for any and all actual, out-of-pocket attorney’s fees and other costs and expenses incurred by Purchaser in connection with this Agreement and the Transaction.

12.2. From and after the date hereof, in the event Purchaser should default under this Agreement or if any of the representations of Purchaser under this Agreement shall be untrue, in either case, in any material respect, and such material default or breach is not cured or remedied prior to the scheduled Closing Date, if Seller is then ready, willing, and able to consummate Closing, Seller’s sole remedy shall be to terminate this Agreement and to receive the Deposit from Escrow Holder as liquidated damages (the “Liquidated Damages”), in which event this Agreement shall be absolutely, automatically, and completely null, void, and of no further force or effect, and no parties shall have any further rights or obligations hereunder, except as otherwise set forth in this Section 12.2 and for those items that, by the terms of this Agreement, expressly survive such termination hereof. Purchaser and Seller agree that the damages that Seller shall sustain as a result of the termination of this Agreement due to the aforementioned material default or breach of Purchaser shall be substantial and shall be extremely difficult and impractical to ascertain. Purchaser and Seller agree that the Liquidated Damages are not punitive or a penalty but that the amount of such Liquidated Damages has been determined by Purchaser and Seller to be just, fair and reasonable. Supplementing the foregoing, and notwithstanding anything to the contrary in the Partnership Documents, Seller agrees that no breaches of any of the terms of the Partnership Documents by any Paramount Party or acts or failures to act by any Paramount Parties pursuant to the terms of the Partnership Documents shall be deemed a default by Purchaser, or otherwise affect their rights of Purchaser, under this Agreement, and no breaches of any of the terms of this Agreement, or acts or failures to act by Purchaser pursuant to the terms of this Agreement, shall be deemed a default by any Paramount Party, or otherwise affect the rights of any Paramount Party, under the Partnership Documents. In the event of any material breach of this Agreement by Purchaser which is not cured within the applicable time period set forth herein, Seller shall have no remedies under the Partnership Documents, and Seller’s sole remedy shall be as provided in this Section 12.2.

12.3. The parties agree that remedies set forth in Article 12, as applicable, shall be the parties’ sole and exclusive remedy (at law or in equity) for a material default or breach of the terms and conditions of this Agreement which occurs prior to Closing.

13. Intentionally Omitted.

14. Costs and Expenses.

14.1. Subject to the terms of the Joinder attached hereto and made a part hereof, Seller shall pay, when and if due, any transfer taxes and/or transfer gains taxes due and owing with respect to the Transaction.

14.2. Except as otherwise set forth in Section 14.1, all costs and expenses incident to this Agreement, the Transaction, and the Closing shall be paid by the party incurring same, including, without limitation, its own attorneys’ fees and disbursements. In the event of any litigation arising out of this Agreement, any and all reasonable out-of-pocket costs and expenses incurred by Purchaser or Seller in the enforcement of the Agreement due to a material default by any party to this Agreement (including reasonable attorney fees and disbursements) shall be borne entirely by said defaulting party as determined by final adjudication by a court of competent jurisdiction.

14.3. The provisions of this Article 14 shall survive the Closing hereunder or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

15. Brokers and Advisors.

15.1. Seller and Purchaser each represents and warrants for itself that it has not dealt with any broker, agent, finder, or advisor in connection with this Agreement and the Transaction contemplated hereby. Each party hereto agrees to indemnify and hold the other parties hereto free and harmless from all losses, damages, costs, and expenses (including reasonable attorneys’ fees and disbursements) that the other parties may suffer as a result of claims made or suits brought by any broker, agent, finder, or advisor who shall claim to have introduced the indemnifying party to this Transaction or who shall claim to have dealt with or had discussions with the indemnifying party with respect to this Transaction. The provisions of this Article 15 shall survive the Closing hereunder indefinitely or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

16. Notices.

16.1. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable national overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, (d) telecopy or (e) electronic mail (if an address to such party has been set forth below), sent to the intended addressee at the address set forth below, or to such address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement shall be as follows:

If to Seller:

c/o AREoA LLC
60 East 42nd Street, Suite 3710
New York City, NY 10165
Attention: Ben Goodsir and Eric Bergwall
Facsimile:
E-Mail:	Ben.Goodsir@azoa.com and Eric.Bergwall@azoa.com

with a copy to:

c/o AREoA LLC
60 East 42nd Street, Suite 3710
New York City, NY 10165
Attention: Nandini Wilcke
Facsimile:	+49-89-1220-7943
E-Mail:	Nandini.wilcke@allianz.com

with an additional copy to:

Goulston & Storrs PC
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention:	Barry D. Green, Esq.
Facsimile:	(617) 574-7586
E-Mail: bgreen@goulstonstorrs.com

If to Purchaser:

c/o Paramount Group, Inc.
1633 Broadway, Suite 1801
New York, New York 10019
Attention:	Albert P. Behler
Facsimile:	(212) 974-6435
E-Mail:	abehler@paramount-group.com

with a copy to:

Paramount Group, Inc.
1633 Broadway, Suite 1801
New York, New York 10019
Attention:	General Counsel
Facsimile:	(212) 237-3197
E-Mail:	gjohnson@paramount-group.com

with an additional copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:	Thomas J. Henry, Esq.
Facsimile:	(212) 728-9750
E-Mail:	thenry@willkie.com

If to Escrow Holder:

c/o New York Land Services
630 Third Avenue
New York, NY 10017
Attention:	David Wilcomes
Telecopy: (212) 490-8012
E-Mail: david.wilcomes@fnf.com

16.1.1 Notices may be delivered by counsel to either Seller, Purchaser or Escrow Holder, as applicable. The provisions of this Article 16 shall survive the Closing or the termination of this Agreement.

17. Further Assurances.

Each of the parties hereby agrees to execute, acknowledge (if necessary), and deliver such other documents or instruments as the other may reasonably require from time to time to carry out the intents and purposes of this Agreement. This provision shall survive the Closing indefinitely.

18. Successors and Assigns.

18.1. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser and their respective legal representatives, designees, successors, and assigns. Purchaser may assign this Agreement and/or direct Seller to convey all or a portion of the Interest (a) to one or more affiliates or (b) from and after delivery by Purchaser to the Escrow Holder of the Alternative Deposit, to one or more affiliates or third parties (collectively, the “Purchaser’s Assignee”), provided that in no event shall Purchaser be released from any of its obligations or liabilities hereunder as a result of any such assignment or direction. Purchaser’s Assignee shall comply with Seller’s reasonable regulations with respect to the USA Patriot Act (H.R. 3162) and/or other similar federal or state regulations. In the event of such assignment or direction, (x) Purchaser and Purchaser’s Assignee shall be jointly and severally obligated for the performance of all covenants, agreements, and indemnities and the satisfaction of all conditions required of Purchaser under this Agreement and all documents and instruments executed pursuant hereto, (y) all representations and warranties hereunder shall be deemed to be made and apply to each of the originally named Purchaser and Purchaser’s Assignee (mutatis mutandis to the extent the structure of Purchaser’s Assignee is different than that of Purchaser), and (z) all representations, warranties, covenants, agreements and indemnities of Seller shall run to the benefit of Purchaser and Purchaser’s Assignee.

19. Gender and Number.

Whenever the context so requires, references herein to the neuter gender shall include the masculine and/or feminine gender, and the singular number shall include the plural.

20. Applicable Law.

20.1. THIS AGREEMENT IS PERFORMABLE IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY AND STATE OF NEW YORK. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS ARTICLE 20 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT INDEFINITELY.

21. Construction.

The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

22. Miscellaneous.

22.1. Subject to Article 18 hereof, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Purchaser and Paramount GP only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or documents to be executed and delivered at Closing.

22.2. This Agreement and the instruments referred to herein may not be amended, waived, or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver, or discharge is sought.

22.3. This Agreement shall not be binding or effective until Purchaser, Seller and Paramount GP have executed and delivered a counterpart of the same, each of which shall constitute an original, but all of which taken together shall constitute one agreement. This Agreement may be executed in one or more counterparts (whether original, facsimile, portable document format, or otherwise), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

22.4. No party shall record this Agreement or any memorandum hereof.

22.5. If any provisions of this Agreement shall be held to be illegal, unenforceable, or inapplicable in any respect, each such holding shall not affect the enforceability of any other provisions of this Agreement or the enforcement of this Agreement under any other circumstances.

22.6. The captions and headings throughout this Agreement are for convenience and reference only and they shall in no way be held or deemed to define, modify, or alter the meaning, scope, or intent of any provision of this Agreement. Words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the paragraph, Article, Section or other subdivision in which such words appear, unless the context otherwise requires. References to “Articles” or “Sections” are to Articles or Sections of this Agreement, respectively, unless otherwise specifically provided.

22.7. Except as otherwise expressly provided, no delay or omission by any party hereto to exercise any right or power occurring upon any noncompliance or failure of performance by the other party under the provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by any party hereto of any of the terms, covenants, conditions, or agreements hereof to be performed by the other party shall not be construed to be a waiver of any succeeding breach thereof or of any other term, covenant, condition, or agreement herein contained. No provision of this Agreement shall be deemed to have been waived by a party unless such waiver is in writing signed by such party.

22.8. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or bank holiday in the State of New York or in the City of Munich, Germany.

22.9. Each party agrees that the information contained herein, and any information exchanged between the parties in connection with the proposed transactions described herein, is strictly confidential. No party shall disclose the existence of, nor any of the terms contained in, this Agreement, nor the substance of any other discussions between the parties, to any other person or entity except to the extent required by any applicable securities or other laws; provided, however, that each party may share any and all information it deems pertinent with regulators, lenders (including, without limitation, the Lenders), prospective lenders, investors, prospective investors, counsel, consultants, accountants, advisors, Purchaser’s Assignee, or any potential Purchaser’s Assignee, but shall require that such persons and entities shall keep such information confidential and shall be responsible for any breach of such confidentiality by such persons or entities. This Section 22.9 shall not inhibit any disclosure to any governmental authority, whether domestic or foreign, to assure compliance with any applicable laws. The provisions of this Section 22.9 shall survive the Closing hereunder indefinitely or, if the Closing does not occur, notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement.

22.10. All exhibits attached to this Agreement shall be hereby incorporated herein and made a part hereof.

22.11. In the event of any conflict between this Agreement and the provisions of the Partnership Documents, the provisions of this Agreement shall govern and control. Notwithstanding the foregoing, if the Closing of the Transaction under this Agreement does not occur, nothing herein shall in any way limit or restrict the rights of Seller, on the one hand, or the Paramount Partners, on the other hand, under the Partnership Documents.

23. Actions by Escrow Holder.

23.1. Upon the Closing, Escrow Holder shall disburse all funds deposited with Escrow Holder on account of the Purchase Price to Seller as Seller may direct or in accordance with a closing statement prepared by Escrow Holder and approved by Seller and Purchaser.

[Remainder of Page Intentionally Left Blank; Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PURCHASER:

PARAMOUNT DEVELOPMENT AND INVESTMENT, INC.

By:	/s/ Daniel A. Lauer
Name:	Daniel A. Lauer
Title:	Vice President

SELLER:

PGREF V 1301 SIXTH INVESTORS I LP,
a Delaware limited partnership

By:	PGREF V 1301 SIXTH INVESTORS I L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

PARAMOUNT GP:

PGREF V 1301 SIXTH INVESTORS GP LLC,
a Delaware limited liability company

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PURCHASER:

PARAMOUNT DEVELOPMENT AND INVESTMENT, INC.

By:
Name:
Title:

SELLER:

PGREF V 1301 SIXTH INVESTORS I LP,
a Delaware limited partnership

By:	PGREF V 1301 SIXTH INVESTORS I L.L.C.,
a Delaware limited liability company,
its general partner

	By:	/s/ Eric J. Bergwall
		Name:	Eric J. Bergwall
		Title:	Managing Director

PARAMOUNT GP:

PGREF V 1301 SIXTH INVESTORS GP LLC,
a Delaware limited liability company

By:
Name:
Title:

JOINDER

This Joinder is made as of July 23, 2014 to that certain Purchase and Sale Agreement, of even date herewith (as the same may be amended, modified, and/or supplemented from time to time, the “Purchase Agreement”), by and between PGREF V 1301 SIXTH INVESTORS I LP, a Delaware limited partnership (“Seller”), PARAMOUNT DEVELOPMENT AND INVESTMENT, INC., a Delaware corporation (“Purchaser”), and, for the limited purposes set forth therein, PGREF V 1301 SIXTH INVESTORS GP LLC, a Delaware limited liability company (“Paramount GP”). All capitalized terms used but not otherwise defined in this Joinder shall have the meaning given to such terms in the Purchase Agreement.

Paramount GP hereby represents and warrants to Seller that no Paramount Partner has made a direct or indirect transfer of their respective ownership interests in the Partnership (a “Transfer”) on or after the date that is three (3) years prior to the date hereof, other than the following Transfers (the “Paramount Transfers”):

Date Transferred	Description	% Transferred
7/22/2011	Indirect transfer of a 0.0409% interest between the limited partners of PGREF IV Holdco LP	0.0409%
12/30/2011	Indirect transfer of a 0.2680% interest between the limited partners of PGREF IV Holdco LP	0.2680%
5/7/2012	Indirect transfer of a 0.1197% interest between the limited partners of PGREF IV Holdco LP	0.1197%
6/28/2012	Indirect transfer of a 0.1191% interest between the limited partners of PGREF IV Holdco LP	0.1191%

	Total Transferred	0.5477%

The foregoing representation is hereinafter referred to as the “Pre-Closing Transfer Tax Representation”. Paramount GP shall promptly provide written notice to Seller of any Transfer that occurs during the period commencing as of the date hereof and ending on the date that is three (3) years after the Closing Date.

From and after the Closing, the Paramount Partners shall jointly and severally indemnify and hold harmless Seller from and against any liability for payment of any transfer taxes due and payable on the Closing Date or at any time thereafter, solely to the extent the Pre-Closing Transfer Tax Representation is determined to have been false when made as of the Closing Date and any Transfer by any Paramount Party on or prior to the Closing Date, when aggregated with the Paramount Transfers and transfer of the Interest pursuant to the Transaction, gives rise to such transfer taxes.

In addition, from and after the Closing, the Paramount Partners and the Partnership shall jointly and severally indemnify and hold harmless Seller from and against any liability for payment of any transfer taxes due and payable on the Closing Date or at any time thereafter which may result from the aggregation of the Paramount Transfers and the transfer of the Interest pursuant to the Transaction with any other Transfer occurring on or after the Closing Date. The foregoing indemnification shall survive for a period ending twelve (12) months after the conclusion of the period that is the later of (a) three (3) years from the Closing Date and (b) any other applicable period from and after the Closing under the applicable laws of the State and/or City of New York, as the same may be amended from time to time, with respect to the aggregation of Transfers for purposes of payment of transfer taxes.

No action or inaction on the part of Seller or any affiliate or agent of Seller, including, without limitation, any failure of Seller to timely forward notice of an actual or potential claim that could be the subject of the indemnification set forth herein (but other than settling any such claim without the prior consent of the Paramount GP), shall operate to waive or limit any indemnitor’s liability hereunder, or release such indemnitor from any liability hereunder unless and to the extent such action or inaction shall have prejudiced such indemnitor’s rights with respect to such claim or the ability of the indemnitor to defend or indemnify against such claim.

[Remainder of Page Intentionally Left Blank; Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PGREF V 1301 SIXTH INVESTORS GP LLC, a
Delaware limited liability company

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

PGREF V 1301 SIXTH INVESTORS II LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC,
a Delaware limited liability company, its general partner

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

PGREF V 1301 SIXTH INVESTORS III LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC,
a Delaware limited liability company, its general partner

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

PGREF V 1301 SIXTH INVESTORS IV LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC,
a Delaware limited liability company, its general partner

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

PGREF V 1301 SIXTH INVESTORS V LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC,
a Delaware limited liability company, its general partner

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

PGREF V 1301 SIXTH HOLDINGS LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC,
a Delaware limited liability company, its general partner

By:	/s/ Gage R. Johnson
	Name:	Gage R. Johnson
	Title:	Vice President

CONSENT OF ESCROW HOLDER

Commonwealth Land Title Insurance Company (the “Escrow Holder”) hereby agrees to: (i) accept and carry out the escrow instructions set forth in the PURCHASE AND SALE AGREEMENT, dated as of                  , 2014 (the “Agreement”), an original or copy of which is attached hereto; (ii) carry out the responsibilities of the Escrow Holder as provided in the Agreement; and (iii) be bound by the Agreement in the performance of its duties as the Escrow Holder; provided, that the undersigned shall have no obligations, liability or responsibility under any amendment to the Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED:             , 2014

COMMONWEALTH LAND TITLE INSURANCE
COMPANY

By:
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

OF PARTNERSHIP INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF PARTNERSHIP INTEREST (this “Assignment”) is made and entered into as of [                 ], 2014, by and between PGREF V 1301 SIXTH INVESTORS I LP, a Delaware limited partnership (“Assignor”), having an office at c/o AREoA LLC, 60 East 42nd Street, Suite 3710, New York City, NY 10165, and [                    ] (“Assignee”), a [                    ], having an office at c/o Paramount Group, Inc., 1633 Broadway, Suite 1801, New York, New York 10019.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Limited Partnership Agreement of PGREF V 1301 Sixth Holding LP, a Delaware limited partnership (the “Partnership”) dated as of August 8, 2008 (as amended, the “Partnership Agreement”), Assignor currently holds twenty-four and 50/100 percent (24.5%) of the Percentage Interests (as defined in the Partnership Agreement) (together with all economic, voting and other rights and interests appurtenant thereto, the “Interest”) in the Partnership;

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of [                 ], 2014 [as assigned to                     ] (as the same may be amended, modified, and/or supplemented from time to time, the “Purchase Agreement”), by and between Assignor and Assignee and the other parties thereto, Assignee has agreed to purchase from Assignor, and Assignor has agreed to sell, transfer, and convey to Assignee, in consideration for the payment of the Purchase Price (as defined in the Purchase Agreement), all right, title, and interest in and to the Partnership Interest, whereupon following such sale, transfer, and conveyance Assignor will retain no interest in the Partnership; and

WHEREAS, the parties desire to enter into this Assignment solely for the purpose of evidencing the sale, transfer, and conveyance of the Partnership Interest from Assignor to Assignee.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Assignment shall have the meaning given to such terms in the Purchase Agreement.

2. Assignment. Assignor unconditionally and irrevocably transfers, conveys, delivers, and sets over to Assignee all of Assignor’s right, title, and interest in and to the Interest.

3. Acceptance. Assignee hereby unconditionally and irrevocably accepts the Interest and hereby unconditionally and irrevocably assumes and agrees to perform all of the liabilities and obligations of Assignor related to the Interest accruing or arising from and after the date hereof and agrees to be bound, from and after the date hereof, by the terms and conditions of the Partnership Agreement.

4. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, successors, and assigns.

5. Counterparts; Facsimile Signatures. This Assignment may be executed in one or more counterparts (whether original, facsimile, portable document format, or otherwise), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6. Governing Law. This Assignment shall be governed by, construed in accordance with and enforced under the laws of the State of New York, without regard to its principles of conflicts of law.

7. Conflicts. The parties agree that the sole purpose of this Assignment is to evidence the sale, transfer, and conveyance of the Interest from Assignor to Assignee as provided in the Purchase Agreement. This Assignment shall not be interpreted or otherwise construed, to, and does not, alter, increase, or diminish in any respects the parties’ rights, obligations and liabilities set forth in the Purchase Agreement. In the event of any conflict between the terms and conditions of this Assignment and the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern.

[Remainder of Page Intentionally Left Blank; Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ASSIGNEE:

[ ], a [ ]

By:
Name:
Title:

ASSIGNOR:

PGREF V 1301 SIXTH INVESTORS I LP, a Delaware limited partnership

By:	PGREF V 1301 SIXTH INVESTORS I L.L.C.,
a Delaware limited liability company,
its general partner

By:
Name:
Title:

EXHIBIT B

FORM OF MUTUAL RELEASE

MUTUAL RELEASE OF CLAIMS

THIS MUTUAL RELEASE OF CLAIMS (this “Release”), is made as of this [    ] day of [            ], 2014, by and among PGREF V 1301 Sixth Investors I LP, a Delaware limited partnership (“Allianz Partner”), PGREF V 1301 SIXTH INVESTORS GP LLC, a Delaware limited liability company (“Paramount GP”), PGREF V 1301 SIXTH INVESTORS II LP, a Delaware limited partnership (“Investors II”), PGREF V 1301 SIXTH INVESTORS III LP, a Delaware limited partnership (“Investors III”), PGREF V 1301 SIXTH INVESTORS IV LP, a Delaware limited partnership (“Investors IV”), PGREF V 1301 SIXTH INVESTORS V LP, a Delaware limited partnership (“Investors V” and together with Paramount GP, Investors II, Investors III and Investors IV, each a “Paramount Partner” and collectively the “Paramount Partners”) and PARAMOUNT GROUP, INC., a Delaware corporation (“Property Manager” and together with the Paramount Partners, each a “Paramount Party” and collectively the “Paramount Parties”).

R E C I T A L S:

A. WHEREAS, Allianz Partner and the Paramount Partners are parties to that certain Limited Partnership Agreement (the “Partnership Agreement”) of PGREF V 1301 SIXTH HOLDING LP, a Delaware limited partnership (the “Partnership”) dated as of August 8, 2008, and Property Manager and a subsidiary of the Partnership are parties to that certain [Property Management Agreement dated as of August 8, 2008] (the “Property Management Agreement”);

B. On the date hereof, as a condition to the execution and delivery of this Release, (i) Allianz Partner is selling, transferring and assigning to [                    ] all of its right title and interest in and to the Partnership (including, without limitation, its Percentage Interest (as defined in the Partnership Agreement)) pursuant to that certain Purchase and Sale Agreement dated                  , 2014, between Allianz Partner and Paramount Development and Investment, Inc. and the other parties thereto (as amended and/or assigned, the “Purchase and Sale Agreement”); and

C. In connection with such transfer, sale and assignment, the Paramount Parties and Allianz Partner have agreed to execute and deliver this Release.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Paramount Parties and Allianz Partner agree as follows:

1. Definitions. Capitalized terms used but not defined in this Release shall have the respective meanings set forth in the Partnership Agreement.

2. RELEASE. (a) THE PARAMOUNT PARTIES, FOR AND ON BEHALF OF THEMSELVES AND THE PARTNERSHIP AND THOSE CLAIMING BY, THROUGH OR UNDER THEM, AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, MEMBERS, PARTNERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS AND PROPERTIES, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, THE “PARAMOUNT RELEASORS”), SHALL AND HEREBY DO FULLY, FINALLY AND COMPLETELY RELEASE, ACQUIT AND FOREVER DISCHARGE, ALLIANZ PARTNER AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, MEMBERS, PARTNERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS AND PROPERTIES, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, THE “ALLIANZ RELEASED PARTIES”), OF AND FROM ANY AND ALL CLAIMS, CROSS-CLAIMS, COUNTERCLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR MATURED, CONCEALED, HIDDEN, LATENT OR PATENT, DIRECT OR INDIRECT, WHETHER AT LAW, BY STATUTE OR IN EQUITY, IN CONTRACT OR IN TORT, UNDER STATE, FEDERAL OR FOREIGN JURISDICTION (INCLUDING, WITHOUT LIMITATION, TO THE EXTENT ARISING UNDER ANY LAW, RULE, REGULATION OR COMMON-LAW DOCTRINE OF THE STATE OF CALIFORNIA OR IN ANY OTHER FEDERAL, STATE OR FOREIGN JURISDICTION), AND WHETHER OR NOT THE ECONOMIC EFFECTS OF SUCH ALLEGED MATTERS ARISE OR ARE DISCOVERED IN THE FUTURE, WHICH THE PARAMOUNT RELEASORS NOW HAVE OR MAY AFTER THE DATE HEREOF HAVE OR CLAIM TO HAVE AGAINST ANY OF THE ALLIANZ RELEASED PARTIES ON ACCOUNT OF, ARISING OUT OF, OR RESULTING FROM OR IN ANY MANNER INCIDENTAL OR RELATED TO OR WITH RESPECT TO (I) ANY AND ALL COVENANTS OR OBLIGATIONS, EXPRESS OR IMPLIED, AS A LIMITED PARTNER OR GENERAL PARTNER OF THE PARTNERSHIP, (II) ANY FIDUCIARY DUTIES OR OBLIGATIONS PURSUANT TO OR ARISING OUT OF THE PARTNERSHIP, THE PARTNERSHIP AGREEMENT OR APPLICABLE LAW AS IT RELATES TO THE PARTNERSHIP AND/OR THE PARTNERSHIP AGREEMENT, (III) THE MANAGEMENT, OPERATION OR FUNDING OF THE PARTNERSHIP, (IV) THE OWNERSHIP, DEVELOPMENT, MANAGEMENT AND/OR OPERATION OF THE PROPERTIES (AS DEFINED IN THE PARTNERSHIP AGREEMENT), INCLUDING BUT NOT LIMITED TO PURSUANT TO THE PROPERTY MANAGEMENT AGREEMENT, AND/OR (V) ANY PROPOSED SALE OF INTERESTS DIRECTLY OR INDIRECTLY IN THE PROPERTY (AS DEFINED IN THE PARTNERSHIP AGREEMENT) OR IN PGREF V 1301 SIXTH HOLDING LP (THE FOREGOING CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS,

DAMAGES, DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION SHALL COLLECTIVELY BE REFERRED TO HEREINAFTER AS THE “PARAMOUNT CLAIMS”). THE FOREGOING RELEASE IS INTENDED TO BE, AND IS, A FULL AND COMPLETE UNCONDITIONAL RELEASE IN FAVOR OF THE ALLIANZ RELEASED PARTIES WITH RESPECT TO ALL PARAMOUNT CLAIMS (AS ABOVE DESCRIBED), INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY CLAIMS BASED UPON ALLEGATIONS OF NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF FIDUCIARY DUTY, BREACH OF ANY ALLEGED DUTY OF FAIR DEALING IN GOOD FAITH, ECONOMIC COERCION, USURY, TORTIOUS INTERFERENCE OR ANY OTHER THEORY, CAUSE OF ACTION, OCCURRENCE, MATTER OR THING WHICH MIGHT RESULT IN LIABILITY UPON THE ALLIANZ RELEASED PARTIES ARISING OR OCCURRING ON, BEFORE OR AFTER THE DATE HEREOF WITH RESPECT TO ANY AND ALL PARAMOUNT CLAIMS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, AND FOR THE AVOIDANCE OF DOUBT, THE FOREGOING RELEASE SHALL NOT CONSTITUTE A RELEASE OF ANY OF THE ALLIANZ RELEASED PARTIES (IF AND TO THE EXTENT APPLICABLE) FROM ANY CLAIMS WITH RESPECT TO ANY (A) REPRESENTATIONS, COVENANTS, INDEMNITIES OR ANY OTHER OBLIGATIONS UNDER THE PURCHASE AND SALE AGREEMENT THAT SURVIVE THE CLOSING UNDER THE PURCHASE AND SALE AGREEMENT AND/OR (B) REPRESENTATIONS, COVENANTS, INDEMNITIES OR ANY OTHER OBLIGATIONS UNDER THIS RELEASE, OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED BY ANY ALLIANZ RELEASED PARTIES AT OR IN CONNECTION WITH THE CLOSING UNDER THE PURCHASE AND SALE AGREEMENT.

The undersigned Paramount Parties expressly acknowledge and agree to the foregoing provisions of this Section 2(a), with full knowledge of the meaning and effect thereof:

Paramount Parties’ Initials

(b) ALLIANZ PARTNER, FOR AND ON BEHALF OF ITSELF AND THOSE CLAIMING BY, THROUGH OR UNDER IT, AND ITS SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, MEMBERS, PARTNERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS AND PROPERTIES, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, THE “ALLIANZ RELEASORS”), SHALL AND HEREBY DO FULLY, FINALLY AND COMPLETELY RELEASE, ACQUIT AND FOREVER DISCHARGE, THE PARAMOUNT PARTIES AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AFFILIATES, SUBSIDIARIES, PARENTS, OFFICERS, MEMBERS, PARTNERS, SHAREHOLDERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AGENTS AND PROPERTIES, PAST, PRESENT AND FUTURE, AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS (COLLECTIVELY AND INDIVIDUALLY, THE

“PARAMOUNT RELEASED PARTIES”), OF AND FROM ANY AND ALL CLAIMS, CROSS-CLAIMS, COUNTERCLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY NATURE WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR MATURED, CONCEALED, HIDDEN, LATENT OR PATENT, DIRECT OR INDIRECT, WHETHER AT LAW, BY STATUTE OR IN EQUITY, IN CONTRACT OR IN TORT, UNDER STATE, FEDERAL OR FOREIGN JURISDICTION (INCLUDING, WITHOUT LIMITATION, TO THE EXTENT ARISING UNDER ANY LAW, RULE, REGULATION OR COMMON-LAW DOCTRINE OF THE STATE OF NEW YORK OR IN ANY OTHER FEDERAL, STATE OR FOREIGN JURISDICTION), AND WHETHER OR NOT THE ECONOMIC EFFECTS OF SUCH ALLEGED MATTERS ARISE OR ARE DISCOVERED IN THE FUTURE, WHICH THE ALLIANZ RELEASORS NOW HAVE OR MAY AFTER THE DATE HEREOF HAVE OR CLAIM TO HAVE AGAINST ANY OF THE PARAMOUNT RELEASED PARTIES ON ACCOUNT OF, ARISING OUT OF, OR RESULTING FROM OR IN ANY MANNER INCIDENTAL OR RELATED TO OR WITH RESPECT TO (I) ANY AND ALL COVENANTS OR OBLIGATIONS, EXPRESS OR IMPLIED, AS A LIMITED PARTNER OR GENERAL PARTNER OF THE PARTNERSHIP, (II) ANY FIDUCIARY DUTIES OR OBLIGATIONS PURSUANT TO OR ARISING OUT OF THE PARTNERSHIP, THE PARTNERSHIP AGREEMENT OR APPLICABLE LAW AS IT RELATES TO THE PARTNERSHIP AND/OR THE PARTNERSHIP AGREEMENT, (III) THE MANAGEMENT, OPERATION OR FUNDING OF THE PARTNERSHIP, (IV) THE OWNERSHIP, DEVELOPMENT, MANAGEMENT AND/OR OPERATION OF THE PROPERTIES (AS DEFINED IN THE PARTNERSHIP AGREEMENT), INCLUDING BUT NOT LIMITED TO PURSUANT TO THE PROPERTY MANAGEMENT AGREEMENT, AND/OR (V) ANY PROPOSED SALE OF INTERESTS DIRECTLY OR INDIRECTLY IN THE PROPERTY (AS DEFINED IN THE PARTNERSHIP AGREEMENT) OR IN PGREF V 1301 SIXTH HOLDING LP (THE FOREGOING CLAIMS, CONTROVERSIES, DISPUTES, LIABILITIES, OBLIGATIONS, DEMANDS, DAMAGES, DEBTS, LIENS, ACTIONS AND CAUSES OF ACTION SHALL COLLECTIVELY BE REFERRED TO HEREINAFTER AS THE “ALLIANZ CLAIMS”). THE FOREGOING RELEASE IS INTENDED TO BE, AND IS, A FULL AND COMPLETE UNCONDITIONAL RELEASE IN FAVOR OF THE PARAMOUNT RELEASED PARTIES WITH RESPECT TO ALL ALLIANZ CLAIMS (AS ABOVE DESCRIBED), INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY CLAIMS BASED UPON ALLEGATIONS OF NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF FIDUCIARY DUTY, BREACH OF ANY ALLEGED DUTY OF FAIR DEALING IN GOOD FAITH, ECONOMIC COERCION, USURY, TORTIOUS INTERFERENCE OR ANY OTHER THEORY, CAUSE OF ACTION, OCCURRENCE, MATTER OR THING WHICH MIGHT RESULT IN LIABILITY UPON THE PARAMOUNT RELEASED PARTIES ARISING OR OCCURRING ON, BEFORE OR AFTER THE DATE HEREOF WITH RESPECT TO ANY AND ALL ALLIANZ CLAIMS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, AND FOR THE AVOIDANCE OF DOUBT, THE FOREGOING RELEASE SHALL NOT CONSTITUTE A RELEASE OF ANY OF THE PARAMOUNT RELEASED PARTIES

(IF AND TO THE EXTENT APPLICABLE) FROM ANY CLAIMS WITH RESPECT TO ANY (A) REPRESENTATIONS, COVENANTS, INDEMNITIES OR ANY OTHER OBLIGATIONS UNDER THE PURCHASE AND SALE AGREEMENT THAT SURVIVE THE CLOSING UNDER THE PURCHASE AND SALE AGREEMENT AND/OR (B) REPRESENTATIONS, COVENANTS, INDEMNITIES OR ANY OTHER OBLIGATIONS UNDER THIS RELEASE, OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED BY ANY OF THE PARAMOUNT RELEASED PARTIES AT OR IN CONNECTION WITH THE CLOSING UNDER THE PURCHASE AND SALE AGREEMENT.

The undersigned Allianz Partner expressly acknowledges and agrees to the foregoing provisions of this Section 2(b), with full knowledge of the meaning and effect thereof:

Allianz Partner’s Initials

3. Counterparts. This Release may be executed in a number of identical counterparts which, taken together, shall constitute collectively one Release. In making proof of this Release, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature. The parties further agree that an executed facsimile or .pdf counterpart hereof shall constitute a binding agreement and be treated as an original document.

4. Successors and Assigns. This Release shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

5. Governing Law. This Release shall be governed and construed in accordance with the laws of the State of Delaware and the applicable laws of the United States of America.

6. Representation by Counsel. Each of the parties hereto hereby acknowledges and agrees that such party has read this Release, has consulted with independent legal counsel before executing this Release and has had such independent legal counsel explain the meaning and effect of this Release, and has relied upon its own judgment in executing this Release with full knowledge of the meaning and effect of this Release.

7. Severability. In the event that any one or more of the provisions contained in this Release shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then (x) to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Release, (y) in lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as a part of this Release a provision as similar to such invalid, illegal or unenforceable provision as may be valid, legal and enforceable and (z) if the deletion or modification of the invalid, illegal or unenforceable provision as aforesaid shall disproportionately burden and/or benefit the Allianz Partner, on the one hand, or the Paramount Parties, on the other hand, the parties hereto intend that this Release shall be further modified to mutually burden and/or benefit the Allianz Partner, on the one hand, and the Paramount Parties, on the other hand.

8. Effectiveness. This Release is subject to, and shall only be effective upon, the Closing under the Purchase and Sale Agreement on the date hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Release to be effective as of the date first above written.

ALLIANZ PARTNER:

PGREF V 1301 SIXTH INVESTORS I LP, a Delaware limited partnership

By:	PGREF V 1301 SIXTH INVESTORS I L.L.C., a Delaware limited liability company, its general partner

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PARAMOUNT PARTIES

PGREF V 1301 SIXTH INVESTORS GP LLC, a
Delaware limited liability company

By:
Name:
Title:

PGREF V 1301 SIXTH INVESTORS II LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

PGREF V 1301 SIXTH INVESTORS III LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

PGREF V 1301 SIXTH INVESTORS IV LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

PGREF V 1301 SIXTH INVESTORS V LP, a Delaware limited partnership

By:	PGREF V 1301 Sixth Investors GP LLC, a Delaware limited liability company, its general partner

By:
Name:
Title:

PARAMOUNT GROUP, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C

SELLER CONSENT LETTERS

[See attached.]

C-1